Exhibit 10.52

ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT

This Addendum (the “Addendum”) is entered into as of January 1, 2011, by and among MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC., a Maryland limited liability company (“MANAGEMENT SERVICES”) and KATIN RADIATION THERAPY, P.A., a Maryland professional corporation (the “PA”).  This Addendum amends Section 3.1 of the Administrative Services Agreement dated October 31, 1998 between the parties (the “Agreement”) to adjust the monthly Service Fee of $3,666.67 paid in 2010 to a monthly Service Fee of $3,250.00, and replaces the Addendum of that same Section dated January 1, 2010.  From and after the date hereof, Section 3.1 shall read as follows:

3.1. Service Fee.  For the services to be provided hereunder by MANAGEMENT SERVICES, the PA shall pay to MANAGEMENT SERVICES a monthly Service Fee of $3,250.00  The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

Accepted:	MARYLAND RADIATION THERAPY
MANAGEMENT SERVICES, INC.

	By:	/s/ Kerrin E. Gillespie
Kerrin E. Gillespie
Vice President

Accepted:	KATIN RADIATION THERAPY, P.A.

	By:	/s/ Daniel E. Dosoretz, M.D.
Daniel E. Dosoretz, M.D.
Vice President